Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314)-480-1452
Email: lpkromidas@olin.com
 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at KeyBanc Capital Markets, Credit Suisse and
Oppenheimer Conferences in September

Clayton, MO, August 30, 2011 – Olin Corporation’s (NYSE: OLN) senior management will make presentations at the KeyBanc Capital Markets Basic Materials and Packaging Conference in Boston on September 14, 2011 at 9:00 AM Eastern time, the Credit Suisse Chemical and Ag Science Conference in New York City on September 15, 2011 at 9:50 AM Eastern time, and the Oppenheimer Industrials Conference in New York City on September 27, 2011 at 11:20 AM Eastern time.  Olin’s senior management will also be available for one-on-one sessions with investors during each of these conferences.

Copies of the presentation slides for each of these three conferences will be available the evening prior to each event to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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2011-13